UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2025

AIxCrypto Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (760) 452-8111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	QLGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director Appointments

On November 17, 2025, the Nominating and Governance Committee (the “Committee”) of Qualigen Therapeutics, Inc. (the “Company”) appointed Koti Meka as an Executive Director of the Company.

Mr. Meka, age 55, serves as the Chief Financial Officer of both the Company and Faraday Future Intelligent Electric Inc., where he has managed finance operations, led financial planning and analysis, and supported initiatives in process improvement, target setting, and cost reduction. Previously, Mr. Meka spent 14 years at Ford Motor Company in various roles focused on cost optimization, product development finance, and corporate finance. His experience also includes work as a Management Consultant at Accenture and as a Product & Application Engineer at Detroit Diesel. Mr. Meka holds an MBA from the University of Michigan-Dearborn, an M.S. in Mechanical Engineering from Wayne State University, and a B.Tech. in Mechanical Engineering from Jawaharlal Nehru Technological University, India.

Further, on November 17, 2025, the Committee appointed Jie Sheng as Chairman of the Board of Directors (the “Board”) of the Company.

Mr. Sheng, age 42, serves as the Head of Operations & Finance Director of FF Global Partners LLC. Previously, Mr. Sheng served as Deputy Managing Director of China Aviation Fuel (Europe) Limited, a wholly-owned subsidiary of China Aviation Oil (Singapore) Corporation (“CAO”), a Singapore Exchange-listed Company, which in turn is a majority-owned subsidiary of China National Aviation Fuel Group Corporation (“CNAF”), a Fortune 500 company, the largest Chinese state-owned aviation fuel supplier which integrates the purchase, transportation, storage, quality management, sales and into-plane service of aviation fuel in China.

There are no compensation arrangements, plans, or agreements entered into between the Company and the newly appointed Board members of the Company.

Committee Appointments

Also, on November 17, 2025, the Committee appointed Chad Chen as a member of the Board’s Audit Committee.

Mr. Chen, age 42, serves as a board member of the Company and as a board member of Faraday Future Intelligent Electric Inc. Mr. Chen is a partner with the law firm of Yoka | Smith, LLP (“Yoka Smith”), where he has practiced since 2012. He represents national and multinational clients in both litigation and non-litigation matters. Mr. Chen’s litigation practice includes representing corporate clients in commercial and business disputes, product liability defense, and class action defense. His non-litigation practice encompasses contract management, counseling on business transactions and serving as outside general counsel in dealing with local, state, and federal agencies, including the U.S. Department of the Treasury, the U.S. Department of Commerce, United States International Trade Commission, and various tax authorities. Prior to joining Yoka Smith, Mr. Chen worked in-house at an alternative energy company and was an associate with Collins + Collins, LLP (formerly Collins Collins, Muir + Stewart LLP). He received his Juris Doctor degree from Southwestern Law School in Los Angeles, California and his Bachelor of Arts in Economics and Political Science from the University of California, Irvine.

Director Resignations

Effective November 17, 2025, Graydon Bensler and Braeden Lichti resigned as members of the Board. These resignations were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2025	AIxCRYPTO HOLDINGS, INC.

	By:	/s/ Kevin A. Richardson II
	Name:	Kevin A. Richardson II
	Title:	Co-Chief Executive Officer